UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2022

Graf Acquisition Corp. IV

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1790 Hughes Landing Blvd., Suite 400 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(346) 442-0819

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	GFOR.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	GFOR	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50	GFOR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2022, the board of directors (the “Board”) of Graf Acquisition Corp. IV (the “Company”) appointed Sterling Cross as the Company’s Chief Financial Officer and Treasurer, effective May 11, 2022. Additionally, the Board appointed Anthony Kuznik, the Company’s Executive Vice President, General Counsel and Secretary, and Sabrina McKee, the Company’s Executive Vice President, Strategy, to serve as non-independent members of the Board, effective May 6, 2022. Each of Mr. Kuznik and Ms. McKee will serve as a Class I director of the Company with a term expiring at the Company’s first annual meeting of stockholders.

Mr. Cross, 33, brings ten years of financial experience across special purpose acquisition companies, investment banking, corporate finance and business intelligence roles. Mr. Cross currently serves as the Vice President of the Company and is responsible for target company analysis, business diligence and other aspects of target identification and deal execution. Prior to the Company, Mr. Cross worked at Bank of America Securities (NYSE: BAC) from 2017 to 2021, where he was most recently a Vice President in the Mergers and Acquisitions group. As an investment banker at Bank of America, Mr. Cross advised on over 15 announced M&A and de-SPAC transactions totaling more than $20 billion in transaction value. Prior to banking, Mr. Cross spent 2010 to 2015 in financial and business analytics roles at Google Inc. (Nasdaq: GOOGL), the U.S. Department of Housing and Urban Development and Capital One Financial (NYSE: COF), where he was responsible for various elements of annual budget planning, business analytics and financial research. Mr. Cross received a Master of Business Administration degree from Harvard Business School in 2017 and a Bachelor of Arts degree from Duke University in 2010.

On May 11, 2022, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with Mr. Cross, pursuant to which the Company has agreed to provide contractual indemnification, in addition to the indemnification provided in the Company’s Amended and Restated Certificate of Incorporation, against liabilities that may arise by reason of his service as an officer of the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified, in the form previously filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-253411) for its initial public offering, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 5, 2021 (the “Registration Statement”).

On May 11, 2022, the Company entered into a letter agreement with Mr. Cross (the “Letter Agreement”) on substantially the same terms as the form of letter agreement previously entered into by and between the Company and each of its other officers and directors in connection with the Company’s initial public offering.

The foregoing descriptions of the Indemnity Agreement and the Letter Agreement do not purport to be complete and are qualified in their entireties by reference to the form of Indemnity Agreement and the Letter Agreement, copies of which are attached as Exhibit 10.7 to the Registration Statement and Exhibits 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 5, 2021, respectively, and are incorporated herein by reference.

Other than as disclosed above, there are no arrangements or understandings between Mr. Kuznik, Ms. McKee or Mr. Cross and any other persons pursuant to which Mr. Kuznik, Ms. McKee and Mr. Cross were selected, with respect Mr. Kuznik and Ms. McKee, as a member of the Board or, with respect to Mr. Cross, as the Chief Financial Officer and Treasurer of the Company. There are no family relationships between Mr. Kuznik, Ms. McKee or Mr. Cross, on the one hand, and any of the Company’s other directors or executive officers, on the other hand, and neither Mr. Kuznik, Ms. McKee nor Mr. Cross has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAF ACQUISITION CORP. IV

By:	/s/ James A. Graf
	Name:	James A. Graf
	Title:	Chief Executive Officer

Date: May 11, 2022

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